Exhibit 10.35
SEPARATION AGREEMENT AND RELEASE
THIS SEPARATION AGREEMENT AND RELEASE (this “Agreement”) is entered into on February 1, 2018, by and between Armstrong Flooring, Inc., a Delaware corporation (the “Company”) and Joseph N. Bondi (“Executive”). The Company and Executive may be referred to herein individually as a “Party” and collectively as the “Parties.”
WITNESSETH:
WHEREAS, Executive notified the Company of his intent to resign his position as Senior Vice President and Chief Product Officer, effective May 31, 2018 (the “Separation Date”), and the Company wishes to accept such resignation;
WHEREAS, for the purpose of transferring and transitioning Executive’s knowledge pertaining to the Company and its business solely and exclusively to others at the Company and/or its affiliated entities, the Parties desire that Executive serve in the employ of the Company for the employment transition period as set forth herein; and
WHEREAS, the Parties wish to enter into the arrangement set forth exclusively in this Agreement.
NOW, THEREFORE, in consideration of the promises and the releases, representations, covenants and obligations herein contained, the Company and Executive, intending to be legally bound, hereby agree as follows:
1.Resignation. Executive hereby irrevocably resigns from all positions he holds with the Company (including Senior Vice President and Chief Product Officer) and Executive agrees to execute any additional documents required by the Company to effectuate such resignations.
2.    Employment Transition Period. The Company agrees to maintain Executive as an employee of the Company from February 1, 2018 through May 31, 2018 (the “Employment Transition Period”) and the Parties further agree as follows:
(a)    During the Employment Transition Period, Executive will continue to receive his monthly base pay at the rate in effect as of February 1, 2018 (US $28,600.00) and applicable perquisites, less applicable deductions and withholdings in accordance with Company’s usual payroll practices and procedures. During the Employment Transition Period, Executive will continue in a full time non-executive, non-officer employment role reporting to the Company’s President and Chief Executive Officer, Donald R. Maier (the “CEO”), or the CEO’s designee. Executive agrees that he will devote his full working time and effort to the performance of his duties hereunder during the Employment Transition Period.
(b)    During the Employment Transition Period, Executive will be eligible to participate in the Company’s standard employee benefit plans in which Executive participated as of the date of this Agreement, including medical, dental, and vision care as elected by Executive for calendar year 2018; vacation; and sick pay, as such plans shall be in effect from time to time. During the Employment Transition Period, Executive will also receive his 2017 annual bonus, to the extent earned under the Company’s Annual Incentive Plan, when such bonuses are customarily paid.

(c)    Executive’s employment remains at-will during the Employment Transition Period. Executive acknowledges and agrees that on May 31, 2018, Executive’s employment with the Company will terminate unless earlier terminated by reason of Executive’s death or terminated by the Company due to a breach of this Agreement by Executive or for “Cause”. The term “Cause” shall mean any of the following conduct by Executive, as determined in the sole reasonable discretion of the CEO: (a) conviction of a felony or a crime involving moral turpitude; (b) fraud, dishonesty, misrepresentation, theft or misappropriation of funds with respect to the Company; (c) violation of the Company’s Code of Conduct or employment policies; or (d) gross misconduct in the performance of the Executive’s job duties. At the end of the Employment Transition Period, Executive will have incurred a separation of service within the meaning of Section 409A of the Internal Revenue Code, including for purposes of the Company’s Nonqualified Deferred Compensation Plan.
(d)    Except as specifically provided herein, Executive shall not be entitled to any other compensation during the Employment Transition Period. Without limiting the generality of the forgoing, Executive shall not be eligible for any award under the Company’s Annual Incentive Plan in respect of 2018 or any grant of long-term incentive awards during or following the Employment Transition Period.  Company matching credits under the Company’s Nonqualified Deferred Compensation Plan that are unvested as of the Separation Date and all earnings on such credited amounts as of the Separation Date shall be forfeited in their entirety on the Separation Date. Executive shall be entitled to: (i) continue to vest in his award of restricted stock units granted on February 24, 2015, subject to his continued employment on the vesting date and otherwise in accordance with its terms, and (ii) continue to exercise his vested and exercisable stock options granted on May 19, 2014 for thirty (30) days following the expiration of any securities trading prohibition based on Executive’s involvement in any confidential Company project, which expiration shall occur no earlier than the first day of the Company’s first open trading window that occurs on or after the Separation Date, after which any stock options that remain unexercised shall terminate and the Company shall have no further obligation or responsibility with respect thereto.  Executive acknowledges that compliance with applicable securities laws is his responsibility. All other awards, if any, held by Executive that are outstanding on the Separation Date, including the performance stock awards granted on April 11, 2016 and March 7, 2017 and the time-based restricted stock units granted on January 5, 2018, shall terminate and be forfeited in their entirety, as of the Separation Date.
3.    Payments.
(a)    Provided that this Agreement becomes effective pursuant to its terms and Executive remains in compliance with this Agreement at all times, the Company shall pay Executive his monthly base pay through February 28, 2018, less all applicable withholding, commencing with the first payroll period following the date this Agreement becomes effective.
(b)    Provided the conditions in Section 3(a) hereof are satisfied and Executive executes the ADEA Release provided in Section 10 hereof on or within twenty-one (21) days following the date of this Agreement and does not thereafter timely revoke his consent to it, (i) the Company shall pay Executive his monthly base pay from March 1, 2018 through May 31, 2018, less all applicable withholding, commencing with the first payroll period following March 1, 2018, and (ii) Employee shall also continue to receive all applicable perquisites through May 31, 2018, including, but not limited to, reimbursement of his expenses.
(c)    Provided Executive is employed by the Company through May 31, 2018 or such employment was previously terminated by the Company other than for Executive’s breach of this Agreement and other than for Cause, the conditions in Section 3(b) hereof are satisfied and Executive executes the release attached hereto as Appendix A, Section 1 (the “Supplemental Release”) on or within twenty-one (21) days following the Separation Date and does not thereafter timely revoke his consent to it, the Company shall pay Executive a lump sum payment in the amount of $250,000), less all applicable withholding, in the first payroll period following the Supplemental Release Effective Date.
(d)    If Executive dies before any applicable payment required hereunder is made, the Company shall make such payment(s) to Executive’s estate.
4.    No Other Payments or Benefits. Executive acknowledges and agrees that, except for the entitlements set forth herein, he has received all payments and benefits to which he is entitled from the Company and is not entitled to any other compensation, benefits, or payments from the Company or any other Company Parties (as defined below).
5.    Return of Property. Executive agrees that within five (5) business days of the Separation Date, he will deliver, without retaining any copies, all documents and other material in Executive’s possession relating, directly or indirectly, to any Confidential Information (as defined in Section 6 below) or other proprietary information of the Company, or Confidential Information or other proprietary information regarding third parties, learned as an employee of the Company, including, but not limited to, any and all documents, contracts, agreements, plans, books, notes, including electronically stored data and any copies of the foregoing, as well as all materials or equipment supplied by the Company, such as credit cards, laptop or other computer equipment. Executive represents that the Company has returned to him all personal effects which were located at the Company’s premises.
6.    Confidentiality and Confidential Information.
(a)    Executive represents that he has held, and Executive agrees that he will at all times hold, in the strictest confidence and has not and will not make any unauthorized disclosure, directly or indirectly, of any Confidential Information of the Company, or third parties, or make any use thereof, directly or indirectly, except in working for the Company or as required by law, court order or regulation, provided Executive provides reasonable advance notice of any such required disclosure to the Company. Executive assigns to the Company any rights he may have or acquire in such Confidential Information and recognizes that all such information shall be the sole property of the Company and its successors or assigns.
(b)    “Confidential Information” means and includes the Company’s confidential and/or proprietary information and/or trade secrets, including those that have been and/or will be developed or used and that cannot be obtained readily by third parties from outside sources. Confidential Information includes, but is not limited to, the following: information regarding past, current and prospective customers and investors and business affiliates, employees, contractors, and the industry not generally known to the public; strategies, methods, books, records, and documents; technical information concerning products, equipment, services and processes; procurement procedures, pricing, and pricing techniques; including contact names, services provided, pricing, type and amount of services used, financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models; specifications; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information; payments or rates paid to consultants or other service providers; and other such confidential or proprietary information. Executive acknowledges that the Company’s business is highly competitive, that this Confidential Information constitutes a valuable, special and unique asset used by the Company in its business, and that protection of such Confidential Information against unauthorized disclosure and use is of critical importance to the Company. Confidential Information shall not include information that (i) was already in Executive’s possession prior to disclosure by the Company but not developed by Executive; (ii) was independently developed by Executive without reference to the Company’s Confidential Information; (iii) is obtained from a third party who is not prohibited from transmitting the information to Executive by a contractual, legal or fiduciary obligation to the Company; or (iv) is or becomes generally available to the public other than as a result of an improper disclosure by Executive.
7.    Permitted Disclosures. Pursuant to 18 U.S.C. § 1833(b), Executive will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to his attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  If Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the trade secret to his attorney and use the trade secret information in the court proceeding, if Executive (i) files any document containing the trade secret under seal, and (ii) does not disclose the trade secret, except pursuant to court order.  Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or any other agreement that Executive has with the Company shall prohibit or restrict Executive from making any voluntary disclosure of information or documents concerning possible violations of law to, or seek a whistleblower award from, any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Company.
8.    Release.
(a)    Executive hereby releases, discharges and forever acquits the Company, and its affiliates and subsidiaries and the past, present and future stockholders, members, partners, directors, managers, employees, agents, attorneys, heirs, legal representatives, successors and assigns of the foregoing, in their personal and representative capacities (individually, “Company Party,” and collectively, the “Company Parties”), from liability for, and hereby waives, any and all employment-related claims, charges, liabilities, causes of action, rights, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, benefits, obligations, damages, demands or liabilities of every nature, kind and description, in law, equity or otherwise, whether known or unknown, suspected or unsuspected (collectively, “Claims”) which Executive or Executive’s heirs, executors, administrators, spouse, relatives, successors or assigns ever had, now has or may hereafter claim to have by reason of any matter, cause or thing whatsoever: (i) arising from the beginning of time through the date upon which Executive signs this Agreement including, but not limited to (A) any such Claims relating in any way to Executive’s employment relationship with the Company or any other Company Parties, and (B) any such Claims arising under any federal, state, local or foreign statute or regulation, including, without limitation, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 and any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (ii) relating to wrongful employment termination; or (iii) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company or any of the other Company Parties and Executive, including, without limitation, the Amended and Restated Change in Control Severance Agreement between Executive and the Company, effective December 1, 2017 (“Change in Control Agreement”), the Company’s Severance Pay Plan for Executive Employees and any incentive compensation plan or stock option plan with any Company Party; provided, however, that nothing in this Release shall release or impair any rights that cannot be waived under applicable law or, subject to the last sentence of Section 2(d) of this Agreement, any direct or indirect holdings of equity or any vested awards (or awards which may vest) which Executive has under any equity, equity based, stock option or similar plan, agreement or program which equity and awards shall be subject to all the terms and conditions of such documents, any rights to accrued and vested benefits under any of the Company’s employee retirement and welfare benefit plans, any claims to require the Company to honor its commitments set forth in this Agreement or to interpret this Agreement, or any rights to defense or indemnification based on Executive’s past conduct within the course and scope of his duties for the Company that Executive is otherwise entitled to receive under the Company’s certificate of incorporation or bylaws, state law or insurance policies pursuant to Executive’s Indemnification Agreement with the Company, dated as of March 30, 2016 (the “Excluded Claims”).
(b)    Executive represents that Executive has not brought or joined any lawsuit or filed any charge or claim against any Company Party in any court or before any government agency and has made no assignment of any rights Executive has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any released Claims.
(c)    Executive further acknowledges and agrees that, except with respect to Excluded Claims, the Company Parties have fully satisfied any and all obligations whatsoever owed to him arising out of his employment with the Company or any other Company Party, and that no further payments or benefits are owed to him by the Company or any other Company Party.
9.    Review. By executing and delivering this Agreement, Executive acknowledges that Executive has carefully read this Agreement, and specifically, the release in Section 8 (the “Release”). Executive has been and hereby is advised in writing that Executive may, at Executive’s option, discuss the Release with an attorney of Executive’s choice and that Executive has had adequate opportunity to do so. Executive fully understands the final and binding effect of the Release; the only promises made to Executive to sign this Release are those stated herein; and Executive is signing this Release voluntarily and of Executive’s own free will.
10.    ADEA Release; Review and Revocation Period.
(a)    Executive hereby releases, discharges and forever acquits the Company and each Company Party from liability for, and hereby waives, any and all Claims which Executive or Executive’s heirs, executors, administrators, spouse, relatives, successors or assigns ever had, now has or may hereafter claim to have by reason of any matter, cause or thing whatsoever, arising under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act (the “ADEA”).
(b)    By executing this Agreement in the signature block designated for the ADEA Release in the signature page hereto, Executive acknowledges that Executive has carefully read the release in this Section 10(a) (the “ADEA Release”); Executive has had at least twenty-one (21) days to consider the ADEA Release before execution and delivery hereof to the Company; and Executive has been and hereby is advised in writing that Executive may, at Executive’s option, discuss the ADEA Release with an attorney of Executive’s choice and that Executive has had adequate opportunity to do so. Executive fully understands the final and binding effect of the ADEA Release; the only promises made to Executive to sign this ADEA Release are those stated herein; and Executive is signing this ADEA Release voluntarily and of Executive’s own free will.
(b)    Notwithstanding the initial effectiveness of the ADEA Release, Executive may revoke the execution and delivery (and therefore the effectiveness) of Executive’s ADEA Release within the seven (7) day period beginning on the date Executive delivers the execution to the Company (such seven (7) day period being referred to herein as the “ADEA Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered to Company before 11:59 p.m., Eastern Standard time, on the last day of the ADEA Release Revocation Period.
(c)    In the event of such revocation of the ADEA Release by Executive, this Agreement shall remain in full force and effect, except that Executive’s ADEA Release shall be of no force or effect, and Executive shall not have any rights, and the Company shall not have any obligations, under Sections 2 or 3 of this Agreement, except to pay Executive his monthly base pay through February 28, 2018. Provided that Executive does not revoke his consent to the ADEA Release within the ADEA Release Revocation Period, the ADEA Release shall become effective on the eighth (8th) calendar day after the date upon which Executive executes this Agreement in the signature block designated for the ADEA Release in the signature page hereto.
(d)    Executive represents that Executive has not brought or joined any lawsuit or filed any charge or claim against any Company Party in any court or before any government agency and has made no assignment of any rights Executive has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any released Claims under the ADEA.
11.    Restrictive Covenants. Executive acknowledges and agrees that the restrictive covenants and agreements set forth in Section 8 of the Change in Control Agreement and any other written restrictive covenants and agreements in effect with the Company are incorporated herein by reference and fully made a part hereof for all purposes and remain in full force and effect.
12.    No Admission. Nothing herein shall be deemed to constitute an admission of wrongdoing by Executive or any of the Company Parties. Neither this Agreement nor any of its terms may be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement.
13.    Counterparts. This Agreement may be executed in counterparts, and each counterpart, when so executed and delivered, shall be deemed to be an original and both counterparts, taken together, shall constitute one and the same Agreement. A faxed or .pdf-ed signature shall operate the same as an original signature.
14.    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and any successor organization which shall succeed to the Company by acquisition, merger, consolidation or operation of law, or by acquisition of assets of the Company and any assigns. The Company shall require any successor or assign to assume and agree to perform under this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession or assignment had taken place, except under circumstance in which such assumption occurs by operation of law. As used in this Agreement, “Company” shall mean both the Company as defined above and any successor or assign that assumes and agrees to perform this agreement, by operation of law or otherwise. Executive may not assign this Agreement, except with respect to the rights provided under Section 3 of this Agreement, which shall inure to the benefit of Executive’ heirs, executors and administrators.
15.    Section 409A.    The intent of the parties is that payments and benefits under this Agreement comply with section 409A of the Code to the extent subject thereto or be exempt therefrom, and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, to the extent required to avoid the application of an accelerated or additional tax under Section 409A of the Code, the Executive shall not be considered to have terminated employment with the Company for purposes of this Agreement until such time as the Executive is considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separately identified payment for purposes of Section 409A of the Code, and any payments that are due within the “short term deferral period” as defined by Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise.
16.    Severability; Blue-Penciling. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the scope thereof, the Parties hereto agree that said court in making such determination shall have the power to reduce the scope of such provision to the extent necessary to make it enforceable, and that this Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.
17.    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to any conflict of law principles thereof that would give rise to the application of the laws of any other jurisdiction.
18.    Entire Agreement/No Oral Modifications. This Agreement constitutes the entire agreement between Executive and any of the Company Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, arrangements or agreements relating thereto, whether written or oral, including but not limited to the Change in Control Agreement, provided, however, that Section 8 of the Change in Control Agreement shall remain in effect. Executive represents that in executing this Agreement, Executive has not relied on any representation or statement not set forth herein. No amendment or modification of this Agreement shall be valid or binding on the Parties unless in writing and signed by both Parties.
* * *

IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date first above written.

Armstrong Flooring, Inc.	Joseph N. Bondi

By: /s/ John C. Bassett John C. Bassett SVP, Human Resources	/s/ Joseph N. Bondi Joseph N. Bondi

EXECUTION FOR
PURPOSES OF THE ADEA RELEASE

/s/ Joseph N. Bondi
Joseph N. Bondi

Date: February 1, 2018

APPENDIX A: SUPPLEMENTAL RELEASE
1.     Release.
(a)    For good and valuable consideration, including the Company’s provision of a certain payment to Executive in accordance with Section 3(c) of the Separation Agreement and Release, dated February 1, 2018 (the “Separation Agreement”), Executive releases, discharges and forever acquits the Company, and its affiliates and subsidiaries and the past, present and future stockholders, members, partners, directors, managers, employees, agents, attorneys, heirs, legal representatives, successors and assigns of the foregoing, in their personal and representative capacities (individually, “Company Party,” and collectively, the “Company Parties”), from liability for, and hereby waives, any and all employment-related claims, charges, liabilities, causes of action, rights, complaints, sums of money, suits, debts, covenants, contracts, agreements, promises, benefits, obligations, damages, demands or liabilities of every nature, kind and description, in law, equity or otherwise, whether known or unknown, suspected or unsuspected (collectively, “Claims”) which Executive or Executive’s heirs, executors, administrators, spouse, relatives, successors or assigns ever had, now has or may hereafter claim to have by reason of any matter, cause or thing whatsoever: (i) arising from the beginning of time through the date upon which Executive signs this Agreement including, but not limited to (A) any such Claims relating in any way to Executive’s employment relationship with the Company or any other Company Parties, and (B) any such Claims arising under any federal, state, local or foreign statute or regulation, including, without limitation, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974 and any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (ii) relating to wrongful employment termination; or (iii) arising under or relating to any policy, agreement, understanding or promise, written or oral, formal or informal, between the Company or any of the other Company Parties and Executive, including, without limitation, the Amended and Restated Change in Control Severance Agreement between Executive and the Company, effective December 1, 2017, the Company’s Severance Pay Plan for Executive Employees and any incentive compensation plan or stock option plan with any Company Party; provided, however, that nothing in this Release shall release or impair any rights that cannot be waived under applicable law or, subject to the last sentence of Section 2(d) of the Separation Agreement, any direct or indirect holdings of equity or any vested awards (or awards which may vest) which Executive has under any equity, equity based, stock option or similar plan, agreement or program which equity and awards shall be subject to all the terms and conditions of such documents, any rights to accrued and vested benefits under any of the Company’s employee retirement and welfare benefit plans, any claims to require the Company to honor its commitments set forth in the Separation Agreement or to interpret that Agreement or this Supplemental Release, or any rights to defense or indemnification based on Executive’s past conduct within the course and scope of his duties for the Company that Executive is otherwise entitled to receive under the Company’s certificate of incorporation or bylaws, state law or insurance policies [pursuant to Executive’s Indemnification Agreement with the Company, dated as of March 30, 2016 (the “Excluded Claims”).
(b)    Executive represents that Executive has not brought or joined any lawsuit or filed any charge or claim against any Company Party in any court or before any government agency and has made no assignment of any rights Executive has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any released Claims.
(c)    Executive further acknowledges and agrees that, except with respect to Excluded Claims, the Company Parties have fully satisfied any and all obligations whatsoever owed to him arising out of his employment with the Company or any other Company Party, and that no further payments or benefits are owed to him by the Company or any other Company Party.
2.    Review and Revocation Period.
(a)    By executing and delivering this Supplemental Release, Executive acknowledges that Executive has carefully read this Supplemental Release; Executive has had at least twenty-one (21) days to consider this Supplemental Release before execution and delivery hereof to the Company; and Executive has been and hereby is advised in writing that Executive may, at Executive’s option, discuss this Supplemental Release with an attorney of Executive’s choice and that Executive has had adequate opportunity to do so. Executive fully understands the final and binding effect of this Supplemental Release; the only promises made to Executive to sign this Supplemental Release are those stated herein; and Executive is signing this Supplemental Release voluntarily and of Executive’s own free will.
(b)    Notwithstanding the initial effectiveness of this Supplemental Release, Executive may revoke the execution and delivery (and therefore the effectiveness) of this Supplemental Release within the seven day period beginning on the date Executive delivers the re-execution to the Company (such seven day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered to Company before 11:59 p.m., Eastern Standard time, on the last day of the Release Revocation Period.
(c)    In the event of such revocation by Executive, this Supplemental Release shall be of no force or effect, and Executive shall not have any rights and the Company shall not have any obligations under Section 3(c) of the Separation Agreement. Provided that Executive does not revoke his consent to this Supplemental Release within the Release Revocation Period, this Supplemental Release shall become effective on the eighth (8th) calendar day after the date upon which he executes this Supplemental Release (the “Supplemental Release Effective Date”).

______________________________________
Joseph N. Bondi

Date: _________________________________